Exhibit 3.98

SECOND AMENDMENT

TO

FIRST AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

LAKE COGEN, LTD.

This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF LAKE COGEN, LTD. (the “Second Amendment”), dated as of January 1, 1995, by and among NCP Lake Power Incorporated, a Delaware corporation (“NCP Lake”), Lake Investment, L.P., a Delaware limited partnership (“LIL”), and Lake Interest Holdings Inc., a Delaware corporation (“LIHI”).

W I T N E S S E T H:

WHEREAS, Lake Cogen Ltd. (the “Partnership”) is a Florida limited partnership existing on the date hereof under and pursuant to that certain First Amended and Restated Limited Partnership Agreement of Lake Cogen, Ltd., a Florida limited partnership, dated as of July 24, 1992, as amended by that certain First Amendment to First Amended and Restated Limited Partnership Agreement of Lake Cogen, Ltd., dated as of June 13, 1994 (said limited partnership agreement, as so amended, the “Partnership Agreement”);

WHEREAS, NCP Lake and LIHI are all of the general partners of the Partnership and LIL and LIHI are all of the limited partners of the Partnership;

WHEREAS, the parties hereto desire to further amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

1.                                The date contained in the first sentence of subparagraph (C) of clause (ii) of the definition of Partnership Interest contained in the Partnership Agreement is hereby changed from “March 30, 1995” to “December 31, 1995.”

2.                                This Second Amendment shall not be effective unless and until TIFD III-C, Inc., a Delaware corporation (“TIFD”), shall have consented hereto as required under that certain Assignment of Partnership Interests, dated as of July 29, 1992, among NCP Lake, Lake Investment and TIFD, as agent, and that certain Assignment of Partnership Interests, dated as of June 13, 1994, by and between LIHI and TIFD, as agent.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by the undersigned thereunto duly authorized on the date first above written.

NCP LAKE POWER INCORPORATED

By:	/s/ David Brauer
Name: David Brauer
Title: Vice President

LAKE INVESTMENT, L.P.

By:	NCP Lake Power Incorporated,
General Partner

By:	/s/ David Brauer
Name: David Brauer
Title: Vice President

LAKE INTEREST HOLDINGS INC.

By:	/s/ Thomas Beale
Name:
Title:

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